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                                                                     EXHIBIT 8.1

                  [LETTERHEAD OF SIMPSON THACHER & BARTLETT]



                                       July 3, 1997



        Re:  Offer to Exchange Remarketed Par
             Securities, Series B for the Outstanding
             Remarketed Par Securities, Series A
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Imperial Credit Industries, Inc.
23550 Hawthorne Boulevard
Building One, Suite 110
Torrance, California 90505

Imperial Credit Capital Trust I
c/o Imperial Credit Industries, Inc.
23550 Hawthorne Boulevard
Building One, Suite 110
Torrance, California 90505

Ladies and Gentlemen:

        We have acted as special tax counsel ("Tax Counsel") to Imperial Credit Industries, Inc., a California corporation (the "Company"), and Imperial Credit Capital Trust I, a statutory business trust organized under the Business Trust Act of the State of Delaware (the "Trust"), in connection with the preparation and filing by the Company and the Trust with the Securities and Exchange Commission of a Registration Statement on Form S-4 (as amended, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), registering the exchange (referred to collectively herein as the "Exchange") of: (i) up to $70,000,000 aggregate liquidation amount of
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SIMPSON THACHER & BARTLETT

                                      -2-                        July 3, 1997


Remarketed Par Securities, Series B (the "New Par Securities"), which will have been registered under the Securities Act pursuant to the Registration Statement, for a like liquidation amount of the Trust's outstanding Remarketed Par Securities, Series A (the "Old Par Securities"); (ii) all of the Company's outstanding Resettable Rate Debentures, Series A (the "Old Debentures") for a like aggregate principal amount of Resettable Rate Debentures, Series B (the "New Debentures") which will have been registered under the Securities Act pursuant to the Registration Statement; (iii) the Company's guarantee (which is set forth in the Guarantee Agreement, dated June 9, 1997, between the Company and Chase Trust Company of California, as trustee) of the payment of distributions and payments upon liquidation or redemption of the Old Par Securities (the "Old Guarantee") for a like guarantee (which will be set forth in the new Guarantee Agreement between the Company and Chase Trust Company of California, as trustee) of the New Par Securities (the "New Guarantee") which will have been registered under the Securities Act pursuant to the Registration Statement; and (iv) Auto Marketing Network, Inc., Imperial Business Credit, Inc., Imperial Credit Advisors, Inc. and Franchise Mortgage Acceptance Company LLC guarantees of the Old Debentures (the "Old Subsidiary Guarantees") for like guarantees of the New Debentures (the "New Subsidiary Guarantees") which will have been registered under the Securities Act pursuant to the Registration Statement.

          All capitalized terms used in this opinion letter and not otherwise defined herein shall have the meaning ascribed to such terms in the Registration Statement.
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SIMPSON THACHER & BARTLETT

                                      -3-                        July 3, 1997


        In delivering this opinion letter, we have reviewed and relied upon:
(i) the Registration Statement; (ii) the Indenture, dated June 9, 1997 between the Company and Chase Trust Company of California, as trustee (the "Indenture");
(iii) forms of the Old Debentures and the New Debentures; (iv) the Amended and Restated Declaration, dated June 9, 1997 between the Company, as Sponsor, Chase Trust Company of California, as the Initial Property Trustee, Chase Manhattan Bank Delaware, as the initial Delaware Trustee and the Regular Trustees named therein (the "Declaration"); (v) the Old Guarantee and a form of the New Guarantee; and (vi) forms of the Old Par Securities, the New Par Securities and the Trust's common securities (the "Common Securities"). In addition, we have relied upon certain other statements and representations contained in the Company's letter of representation dated June 9, 1997. We also have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and the Trust and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

        In our examination of such material, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to original documents of all copies of documents submitted to us. In addition, we also have assumed that (i) the transactions related to the original issuance of the Old Debentures, the Old Par Securities and the Common Securities were consummated in accordance with the terms of the documents and forms of documents
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SIMPSON THACHER & BARTLETT

                                      -4-                        July 3, 1997


described herein and (ii) the Exchange will be consummated in accordance with the terms of such documents and forms of such documents.

        On the basis of the foregoing and assuming that the Trust was formed and will be maintained in compliance with the terms of the Declaration, we hereby confirm (i) our opinion set forth in the Registration Statement under the caption "Certain United States Federal Income Tax Consequences" and (ii) that, subject to the qualifications set forth therein, the discussion set forth in the Registration Statement under such caption is an accurate summary of the United States federal income tax matters described therein.

        We express no opinion with respect to the transactions referred to herein or in the Registration Statement other than as expressly set forth herein. Moreover, we note that there is no authority directly on point dealing with securities such as the Trust Securities or transactions of the type described herein and that our opinion is not binding on the Internal Revenue Service or the courts, either of which could take a contrary position. Nevertheless, we believe that if challenged, the opinions we express herein would be sustained by a court with jurisdiction in a properly presented case.

        Our opinion is based upon the Code, the Treasury regulations promulgated thereunder and other relevant authorities and law, all as in effect on the date hereof. Consequently, future changes in the law may cause the tax treatment of the transactions referred to herein to be materially different from that described above.

        We are admitted to practice law only in the State of New York and the opinions we express herein are limited solely to matters governed by the federal law of the United States.
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SIMPSON THACHER & BARTLETT

                                      -5-                        July 3, 1997


        We hereby consent to the use of this opinion for filing as Exhibit 8.1 to the Registration Statement and the use of our name in the Registration Statement under the captions "Certain United States Federal Income Tax Consequences" and "Legal Matters".

                                 Very truly yours,

                                 /s/ Simpson Thacher & Bartlett

                                 SIMPSON THACHER & BARTLETT